PRESS RELEASE

FOR IMMEDIATE RELEASE

ProLung Announces Preliminary Results of Consent Solicitation

Consent Solicitation Clearly Failed to Receive the Required Majority

Steven Eror Falsely Claimed Victory for the Third Time

Salt Lake City, UT, October 23, 2018 – ProLung, Inc. (“ProLung” or the “Company”) announced today the preliminary results of the consent solicitation by Steven C. Eror and certain other persons (the “Eror Group”).

Based on the preliminary tally of ProLung’s proxy solicitation firm, Laurel Hill, and its outside counsel, Sidley Austin LLP, the Eror Group clearly failed to deliver consents from shareholders owning a majority of the outstanding shares. On their face, the Eror Group’s delivered consent cards did not constitute more than 50% of the outstanding shares. In addition, numerous of the delivered consent cards are duplicates or were subsequently revoked by shareholders. A substantial number of Eror Group’s consent cards were also legally invalid for a variety of reasons, but this was not outcome-determinative. In accordance with Delaware law, the consent solicitation has now concluded since the Eror Group was legally required to deliver the required consents by October 21, 2018.

The ProLung Board issued the following statement:

“We thank all of our shareholders for their participation throughout this process, and we look forward to working collaboratively to maximize value for all shareholders. We appreciate the shareholders’ strong support of our leadership and strategic vision and we look forward to putting this behind us. Notwithstanding the Eror Group’s failed consent solicitation, the ProLung Board of Directors continues to be open to constructive discussions with certain reasonable and rational members of the Eror Group, and looks forward to finding an amicable resolution for the benefit of all shareholders.”

The Company advises ProLung shareholders to disregard yesterday’s press release by Mr. Eror, in which he – for the third time – falsely declared victory. This is not a new tactic for Mr. Eror. He claimed already four weeks ago in a press release dated September 28, 2018 that he has received “more than the requisite number of consents” and expected to formally deliver the consents “next week.” Before then, Mr. Eror claimed in emails to shareholders on August 30, 2018 that “in a few days we are likely to have a majority.” These previous statements were obviously wrong, as was yesterday’s press release.

ProLung will file final voting results with the Securities and Exchange Commission on a Form 8-K once the results are finalized. In addition, the Company intends to file its proxy materials for the 2018 annual meeting of shareholders of the Company in the near future. ProLung shareholders are not required to take any action at this time.

Sidley Austin LLP is serving as legal advisors to the Company.

About ProLung, Inc.

The mission of ProLung, Inc. is to make a difference in time for lung cancer patients. ProLung is a world leader in innovative predictive analytics technology and non-invasive tests for the risk stratification of lung cancer. The Company develops, tests, and commercializes solutions which may shorten the time to diagnosis and expand the therapeutic window for lung cancer patients. ProLung’s predictive analytics platform for lung cancer risk stratification is approved for sale in the European Economic Area and investigational use in the USA.

Forward-Looking Statements

This release may contain forward-looking statements regarding projected business performance, operating results, financial condition and other aspects of the Company, expressed by such language as “expected,” “anticipated,” “projected” and “forecasted.” Please be advised that such statements are estimates only and there is no assurance that the results stated or implied by forward-looking statements will actually be realized by the Company. Forward-looking statements may be based on management assumptions that prove to be wrong. The Company and its business are subject to substantial risks and potential events beyond its control that would cause material differences between predicted results and actual results, including the Company incurring operating losses and experiencing unexpected material adverse events.

Media Contact:

Phil Denning- ICR Inc.

Phil.Denning@icrinc.com

(646) 277-1258